Exhibit 99.1

Noodles & Company Announces Fourth Quarter and Fiscal Year 2018 Financial Results

BROOMFIELD, Colo., March 14, 2019 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for the fourth quarter and fiscal year ended January 1, 2019.
Key highlights for fiscal year 2018 compared to fiscal year 2017 include:

•	Total revenue increased 0.3% to $457.8 million from $456.5 million.

•	Comparable restaurant sales increased 3.7% system-wide, increased 3.4% for company-owned restaurants and increased 5.5% for franchise restaurants.

•
Net loss was $8.4 million, or $0.20 loss per diluted share, compared to net loss of $37.5 million and net loss attributable to common stockholders (after giving effect to the accretion of the preferred stock to its redemption value) of $45.4 million, or $1.20 loss per diluted share.(1)

•	Adjusted net income was $1.0 million, or $0.02 earnings per diluted share, compared to adjusted net loss of $0.9 million, or $0.02 loss per diluted share.

•	Restaurant contribution margin increased 80 basis points to 15.0%.

•	Adjusted EBITDA increased 9.1% to $33.4 million from $30.6 million.

•	One new company-owned restaurant opened in 2018.
Key highlights for the fourth quarter of 2018 compared to the same quarter of 2017 include:

•	Total revenue increased 0.4% to $113.2 million from $112.8 million.

•	Comparable restaurant sales increased 4.0% system-wide, increased 3.7% for company-owned restaurants and increased 5.3% for franchise restaurants.

•	Net income was approximately zero compared to a net loss of $0.5 million, or $0.01 loss per diluted share.(2)

•	Adjusted net income was $0.5 million, or $0.01 earnings per diluted share, compared to adjusted net income of $0.3 million, or $0.01 earnings per diluted share.

•	Restaurant contribution margin increased 10 basis points to 15.2%.

•	Adjusted EBITDA decreased 3.0% to $8.4 million from $8.6 million.
______________________

(1)
In 2018, the Company recorded a $0.4 million impairment charge related to one restaurant and incurred $4.1 million of charges related to the 19 restaurants closed in 2018, as well as ongoing costs of restaurants previously closed. In 2017, the Company recorded a $15.2 million impairment charge related to 34 restaurants and incurred $20.1 million of closure costs related to the 55 restaurants closed in the first quarter of 2017 and on-going costs related to restaurants closed in previous years. Additionally, in 2018, the Company recognized a charge of $3.4 million for the final settlement related to data breach liabilities, and a $0.3 million charge for a litigation settlement related to a Delaware gift card matter.

(2)
In the fourth quarter of 2018, the Company incurred $0.6 million of closure costs related to the seven restaurants closed in the fourth quarter of 2018, most of which were at or approaching the expiration of their leases, as well as ongoing costs from restaurants closed in previous periods. The Company did not identify any restaurants as impaired in the fourth quarter of 2018. In the fourth quarter of 2017, the Company recorded a $0.6 million impairment charge related to three restaurants and incurred $0.9 million related to ongoing costs of restaurants previously closed.

Dave Boennighausen, Chief Executive Officer of Noodles & Company remarked, “Our strong fourth quarter results, which included sustained comparable sales growth momentum of 4.0% system-wide, is further evidence that our strategic initiatives are working. Our zucchini noodle introduced in 2018 continues to resonate with guests and contribute meaningfully to product mix and average check. Additionally, off-premise sales grew to 54% of sales in the fourth quarter, particularly driven by digital, which grew 450 bps from prior year to 16% of sales. Finally, we continue to make progress in the consistency of our execution, with a continued decrease in turnover seen in 2018 alongside a meaningful increase in management tenure at all levels.”
Paul Murphy, Executive Chairman of Noodles & Company added, “We continue to be pleased with the trajectory of the business and are extremely excited about 2019 and beyond. We have maintained momentum into 2019, with our initiatives continuing to drive positive comparable sales despite the historically severe weather that has hampered the majority of our major markets. The organization will continue to innovate around the core strengths of the brand, our real estate pipeline is in great shape, and our liquidity profile gives us the flexibility to continue to invest in the growth of Noodles & Company.”

Fiscal Year Ended 2018 Financial Results
Total revenue increased $1.3 million in 2018, or 0.3%, to $457.8 million, compared to $456.5 million in 2017. This increase was primarily due to the increase in comparable restaurant sales, partially offset by the impact of restaurant closures since the beginning of 2017, which include the closing of 19 company-owned restaurants in 2018 and the closing of 55 company-owned restaurants in the first quarter of 2017.
In 2018, comparable restaurant sales increased 3.7% system-wide, including a 3.4% increase for company-owned restaurants and a 5.5% increase for franchise restaurants.
One new company-owned restaurant opened in 2018. The Company had 459 restaurants at the end of 2018, comprised of 394 company-owned and 65 franchise restaurants.
In 2018, the Company reported a net loss attributable to common stockholders of $8.4 million, or $0.20 loss per diluted share, compared to a net loss attributable to common stockholders of $45.4 million, or $1.20 loss per diluted share in 2017. Loss from operations was $3.8 million in 2018, compared to $33.9 million in 2017.
In 2018, the Company recognized a $3.4 million charge for the final assessment related to data breach liabilities, incurred $4.1 million of closure costs related to 19 restaurants closed in 2018 and ongoing costs related to previously closed restaurants and recognized a $0.4 million impairment charge related to one restaurant. In 2017, the Company recorded $20.1 million of costs related to 55 restaurants closed during the first quarter of 2017 and ongoing costs related to previously closed restaurants and $15.2 million of impairment charges related to 34 restaurants.
Restaurant contribution margin increased to 15.0% in 2018 compared to 14.2% in 2017. This increase was primarily due to the leverage on higher AUV’s and the favorable impact early in the year of closing underperforming restaurants in 2017.
Adjusted net income was $1.0 million in 2018, compared to an adjusted net loss of $0.9 million in 2017. Adjusted EBITDA increased to $33.4 million in 2018 from $30.6 million in 2017.
Fourth Quarter 2018 Financial Results
Total revenue increased $0.4 million in the fourth quarter of 2018, or 0.4%, to $113.2 million, compared to $112.8 million in the fourth quarter of 2017. This increase was primarily due to the increase in comparable restaurant sales, partially offset by the impact of restaurants closed since the fourth quarter of 2017, most of which were at or approaching the expiration of their leases. Average unit volumes (“AUVs”) increased $47,000 to $1,119,000 from $1,072,000 in 2017.
In the fourth quarter of 2018, comparable restaurants sales increased 4.0% system-wide, including a 3.7% increase for company-owned restaurants and a 5.3% increase for franchise restaurants.
The Company had nearly break-even results in the fourth quarter of 2018, compared to a net loss of $0.5 million in the fourth quarter of 2017. Income from operations was $1.0 million for the fourth quarter of 2018, compared to $0.1 million during the same period in 2017. In the fourth quarter of 2018, the Company incurred $0.6 million of closure costs related to seven restaurants closed during the quarter and ongoing costs from restaurants previously closed. The Company did not impair any restaurants in the fourth quarter of 2018. In the fourth quarter of 2017, the Company incurred $0.9 million related to ongoing closure costs of restaurants previously closed and recorded a $0.6 million impairment charge related to three restaurants.
Restaurant contribution margin increased to 15.2% in the fourth quarter of 2018, compared to 15.1% in the fourth quarter of 2017. This increase was primarily due to leverage on higher AUVs partially offset by increased operating expense in support of our off-premise initiatives.
Adjusted net income was $0.5 million in the fourth quarter of 2018, compared to $0.3 million in the fourth quarter of 2017. Adjusted EBITDA decreased by 3.0% to $8.4 million in the fourth quarter of 2018 from $8.6 million in the same period of 2017.

2019 Outlook
For 2019, management expects the following:

•	Approximately five to nine new restaurants system-wide, including four to six company locations;

•	Total revenue of $462.0 million to $470.0 million;

•	Comparable restaurant sales of 2.0% to 4.0%;

•	Restaurant contribution margin of 15.2% to 16.5%;

•	Adjusted EBITDA of $36.0 million to $40.0 million;

•	Adjusted diluted EPS of $0.06 to $0.15; and

•	Capital expenditures of $24.0 million to $30.0 million
The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. These non-GAAP financial measures have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”
Key Definitions
Average Unit Volumes — AUVs consist of the average annualized sales of all company-owned restaurants for the trailing 12 periods. AUVs are calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants.
Comparable Restaurant Sales — represent year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, certain litigation settlements, data breach assessments, non-recurring registration and related transaction costs, severance costs and stock-based compensation. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its fourth quarter and fiscal year 2018 financial results on Thursday, March 14, 2019 at 4:30 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 7769816. The replay will be available until Thursday, March 21, 2019. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Thursday, March 21, 2019.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our most recently filed Annual Report on Form 10-K, and, from time to time, in our subsequently filed Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2019	January 2, 2018	January 1, 2019	January 2, 2018
Revenue:
Restaurant revenue	$112,055	$111,424	$453,671	$451,599
Franchise royalties and fees	1,138	1,350	4,170	4,893
Total revenue	113,193	112,774	457,841	456,492
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,140	29,833	121,102	121,473
Labor	37,393	37,240	149,746	150,161
Occupancy	11,865	12,537	49,020	51,877
Other restaurant operating costs	15,578	14,939	65,575	64,091
General and administrative	10,612	9,880	46,092	39,746
Depreciation and amortization	5,465	5,884	22,872	24,613
Pre-opening	—	75	50	935
Restaurant impairments, closure costs and asset disposals	1,190	2,299	7,142	37,446
Total costs and expenses	112,243	112,687	461,599	490,342
Income (loss) from operations	950	87	(3,758)	(33,850)
Loss on extinguishment of debt	—	—	626	—
Interest expense, net	920	1,011	4,305	3,839
Income (loss) before income taxes	30	(924)	(8,689)	(37,689)
Provision (benefit) for income taxes	11	(437)	(248)	(207)
Net income (loss)	$19	$(487)	$(8,441)	$(37,482)
Accretion of preferred stock to redemption value	—	—	—	(7,967)
Net income (loss) attributable to common stockholders	$19	$(487)	$(8,441)	$(45,449)
Income (loss) per Class A and Class B common stock, combined
Basic	$—	$(0.01)	$(0.20)	$(1.20)
Diluted	$—	$(0.01)	$(0.20)	$(1.20)
Weighted average Class A and Class B common stock outstanding, combined
Basic	43,922,305	41,119,841	42,329,556	37,759,497
Diluted	45,352,745	41,119,841	42,329,556	37,759,497

Noodles & Company
Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2019	January 2, 2018	January 1, 2019	January 2, 2018
Revenue:
Restaurant revenue	99.0%	98.8%	99.1%	98.9%
Franchise royalties and fees	1.0%	1.2%	0.9%	1.1%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	26.9%	26.8%	26.7%	26.9%
Labor	33.4%	33.4%	33.0%	33.3%
Occupancy	10.6%	11.3%	10.8%	11.5%
Other restaurant operating costs	13.9%	13.4%	14.5%	14.2%
General and administrative	9.4%	8.8%	10.1%	8.7%
Depreciation and amortization	4.8%	5.2%	5.0%	5.4%
Pre-opening	—%	0.1%	—%	0.2%
Restaurant impairments, closure costs and asset disposals	1.1%	2.0%	1.6%	8.2%
Total costs and expenses	99.2%	99.9%	100.8%	107.4%
Income (loss) from operations	0.8%	0.1%	(0.8)%	(7.4)%
Loss on extinguishment of debt	—%	—%	0.1%	—%
Interest expense, net	0.8%	0.9%	1.0%	0.9%
Income (loss) before income taxes	—%	(0.8)%	(1.9)%	(8.3)%
Provision (benefit) for income taxes	—%	(0.4)%	(0.1)%	(0.1)%
Net income (loss)	—%	(0.4)%	(1.8)%	(8.2)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	January 1, 2019	January 2, 2018
Balance Sheet Data
Total current assets	$23,351	$22,058
Total assets	172,032	185,233
Total current liabilities	33,147	43,869
Total long-term debt	44,183	57,624
Total liabilities	119,351	149,372
Total stockholders’ equity	52,681	35,861

	Fiscal Quarter Ended
	January 1, 2019	October 2, 2018	July 3, 2018	April 3, 2018	January 2, 2018
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	394	401	404	411	412
Franchise restaurants at end of period	65	65	65	65	66
Revenue Data:
Company-owned average unit volumes	$1,119	$1,107	$1,092	$1,080	$1,072
Franchise average unit volumes	$1,153	$1,139	$1,113	$1,081	$1,066
Company-owned comparable restaurant sales	3.7%	5.2%	5.0%	(0.3)%	(0.9)%
Franchise comparable restaurant sales	5.3%	7.6%	8.0%	0.9%	(0.9)%
System-wide comparable restaurant sales	4.0%	5.5%	5.4%	(0.2)%	(0.9)%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2019	January 2, 2018	January 1, 2019	January 2, 2018
Net income (loss)	$19	$(487)	$(8,441)	$(37,482)
Depreciation and amortization	5,465	5,884	22,872	24,613
Interest expense, net	920	1,011	4,305	3,839
Provision (benefit) for income taxes	11	(437)	(248)	(207)
EBITDA	$6,415	$5,971	$18,488	$(9,237)
Restaurant impairments, closure costs and asset disposals	1,190	2,299	7,142	37,446
Litigation settlements and data breach assessments	—	20	3,796	(401)
Fees and costs related to the registration statements and related transactions	—	—	53	679
Loss on extinguishment of debt	—	—	626	—
Severance costs	—	1	278	581
Stock-based compensation expense	747	320	2,979	1,513
Adjusted EBITDA	$8,352	$8,611	$33,362	$30,581
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2019	January 2, 2018	January 1, 2019	January 2, 2018
Net income (loss)	$19	$(487)	$(8,441)	$(37,482)
Restaurant impairments and closure costs (1)	659	1,437	5,280	35,225
Severance costs, including related stock-based compensation expense (2)	—	1	278	581
Litigation settlements and data breach assessments (3)	—	20	3,796	(401)
Fees and costs related to the registration statements and related transactions (4)	—	—	53	679
Loss on extinguishment of debt (5)	—	—	626	—
Tax effect of adjustments (6)	(171)	(642)	(604)	472
Adjusted net income (loss)	$507	$329	$988	$(926)

Income (loss) per share of Class A and Class B common stock, combined
Basic	$—	$(0.01)	$(0.20)	$(1.20)
Diluted	$—	$(0.01)	$(0.20)	$(1.20)
Adjusted income (loss) per share of Class A and Class B common stock, combined (7)
Basic	$0.01	$0.01	$0.02	$(0.02)
Diluted	$0.01	$0.01	$0.02	$(0.02)
Weighted average Class A and Class B common stock outstanding, combined (7)
Basic	43,922,305	41,119,841	42,329,556	37,759,497
Diluted	45,352,745	41,419,564	43,741,326	37,759,497
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(1)
Reflects the adjustment to eliminate the impact of closure costs and impairing restaurants in 2018 and 2017. Fiscal 2018 includes closure costs related to 19 restaurants closed in 2018 and the impairment of one restaurant. Fiscal 2017 includes closure costs related to the 55 restaurants closed in the first quarter of 2017 and the impairment of 34 restaurants. Restaurant impairments and closure costs in all periods presented above include amounts related to restaurants previously impaired or closed. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Consolidated Statements of Operations.

(2)	Reflects the adjustment to eliminate the severance costs from department structural changes.

(3)
Reflects the adjustments to eliminate the charges recognized in 2018 for the final assessment related to the data breach liabilities and the litigation settlement of a Delaware gift card matter, and in 2017 the adjustment to eliminate the gain on an employee-related litigation settlement due to final settlement being less than what the Company had previously accrued.

(4)
Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2018 and the registration statement the Company filed in the first quarter of 2017, which registration statement was later withdrawn.

(5)
Reflects the adjustment to eliminate the loss on extinguishment of debt which resulted from writing off the remaining unamortized balance of debt issuance costs related to the prior credit facility when it was repaid in full in the second quarter of 2018.

(6)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (1) through (5) above.

(7)	Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2019	January 2, 2018	January 1, 2019	January 2, 2018
Income (loss) from operations	$950	$87	$(3,758)	$(33,850)
Less: Franchising royalties and fees	1,138	1,350	4,170	4,893
Plus: General and administrative	10,612	9,880	46,092	39,746
Depreciation and amortization	5,465	5,884	22,872	24,613
Pre-opening	—	75	50	935
Restaurant impairments, closure costs and asset disposals	1,190	2,299	7,142	37,446
Restaurant contribution	$17,079	$16,875	$68,228	$63,997

as a percentage of restaurant revenue	15.2%	15.1%	15.0%	14.2%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.